EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned, Temasek Holdings (Private) Limited, Tembusu Capital Pte. Ltd., Thomson Capital Pte. Ltd., Anderson Investments Pte. Ltd., and Springleaf Investments Pte. Ltd. hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements hereto shall also be filed on behalf of each of them.

Dated as of September 9, 2011

TEMASEK HOLDINGS (PRIVATE) LIMITED

By:	/s/ Lena Chia Yue Joo

Name:	Lena Chia Yue Joo
Title:	Authorized Signatory

TEMBUSU CAPITAL PTE. LTD.

By:	/s/ Lena Chia Yue Joo

Name:	Lena Chia Yue Joo
Title:	Director

THOMSON CAPITAL PTE. LTD.

By:	/s/ Poy Weng Chuen

Name:	Poy Weng Chuen
Title:	Director

ANDERSON INVESTMENTS PTE. LTD.

By:	/s/ Poy Weng Chuen

Name:	Poy Weng Chuen
Title:	Director

SPRINGLEAF INVESTMENTS PTE. LTD.

By:	/s/ Chan Wai Ching

Name:	Chan Wai Ching
Title:	Director